As filed with the Securities and Exchange Commission on January 4, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of registrant as specified in its articles of incorporation)

Virginia	54-1873198
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

1001 Nineteenth Street North

Arlington, VA 22209

(703) 373-0200

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Kurt R. Harrington

1001 Nineteenth Street North

Arlington, VA 22209

(703) 373-0200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ronald J. Lieberman

Hunton & Williams LLP

Bank of America Plaza, Suite 4100

600 Peachtree Street, N.E.

Atlanta, GA 30308-2216

(404) 888-4000

(404) 888-4190 (Telecopy)

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee
Class A Common Stock, par value $.01 per share
Preferred Stock, par value $.01 per share
Preferred Stock Purchase Rights(3)
Depositary Shares(4)
Debt Securities
Warrants
Purchase Contracts
Units(5)
Subscription Rights
Total			$500,000,000	$ 58,050

(1)	There is being registered hereunder an indeterminate principal amount of debt securities and an indeterminate number of shares of Class A common stock and preferred stock, preferred stock purchase rights, depositary shares, warrants, purchase contracts, units and subscription rights as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, for which separate consideration may or may not be received. Information as to the amount, the proposed maximum offering price per unit and proposed maximum aggregate offering price of each class of securities being registered is not specified in accordance with General Instruction II.D. to Form S-3 under the Securities Act of 1933.
(2)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. The aggregate public offering price of the securities registered hereunder will not exceed $500,000,000.
(3)	The preferred stock purchase rights are attached to and traded with the shares of common stock being registered hereunder. The value attributable to the preferred stock purchase rights, if any, is reflected in the value attributable to the common stock.
(4)	Depositary shares will represent fractional interests in shares of preferred stock registered hereunder.
(5)	Each unit will be issued under a unit agreement, indenture, or other agreement and will represent an interest in one or more shares of common stock, shares of preferred stock, depositary shares, debt securities, warrants, purchase contracts or subscription rights, as well as debt or equity securities of third parties, in any combination.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 4, 2011

PROSPECTUS

ARLINGTON ASSET INVESTMENT CORP.

$500,000,000

Class A Common Stock

Preferred Stock

Preferred Stock Purchase Rights

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Units

Subscription Rights

We may offer and sell, from time to time, in one or more offerings, together or separately, in one or more series or classes, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $500,000,000. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “AI.”

Investing in these securities involves substantial risks. See “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, updated and supplemented by our periodic reports and other information filed by us with the Securities and Exchange Commission and incorporated by reference herein. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2011.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may issue and sell. Each time we issue and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely solely on the information in the prospectus supplement. You should read both this prospectus and the prospectus supplement applicable to any offering, together with the additional information described under the heading “Incorporation by Reference of Information Filed With the SEC.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you. See “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

CERTAIN DEFINITIONS

References in this prospectus to “we,” “our,” “us” and “our company” refer to Arlington Asset Investment Corp., including, as the context requires, our direct and indirect subsidiaries. In this prospectus, we refer to the Class A common stock, preferred stock, preferred stock purchase rights, depositary shares, debt securities, warrants, purchase contracts, units and subscription rights being offered collectively as “securities.”

RISK FACTORS

Investing in any of our securities involves substantial risks, including the risk that you might lose your entire investment. Any one of the risk factors discussed, or other factors, could cause actual results to differ materially from expectations and could adversely affect our business, financial condition and results of operations. These risks are interrelated, and you should treat them as a whole. The risks described are not the only risks that may affect us. Additional risks and uncertainties not presently known to us or not identified, may also materially and adversely affect our business, financial condition and results of operations. Before making an investment decision, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as updated and supplemented by our periodic reports and other information filed by us with the SEC and incorporated by reference herein, in addition to the other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statements referred to in “Forward-Looking Information.”

FORWARD-LOOKING INFORMATION

This prospectus and the information incorporated by reference into it contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act, including, without limitation, statements containing the words “believes,” “anticipates,” “expects,” “estimates,” “intends,” “plans,” “projects,” “may”, “will” and words of similar import. We have based these forward-looking statements on our current expectations and projections about future events and trends affecting the financial condition of our business, which may prove to be incorrect. These forward-looking statements relate to future events and our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should specifically consider the factors identified under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as updated and supplemented by our periodic reports and other information filed by us with the SEC and incorporated by reference herein, in addition to the other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, as well as any other documents filed by us with the SEC. These factors could cause actual results to differ materially from our forward-looking statements. For a further discussion of these factors, see the section above entitled “Risk Factors.”

Except to the extent required by applicable law, we undertake no obligation to, and do not intend to, update any forward-looking statement or the “Risk Factors” or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments. There are a number of risk factors associated with the conduct of our business, and the risks discussed in the “Risk Factors” section of this prospectus may not be exhaustive. New risks and uncertainties arise from time to time, and we cannot predict these events or how they may affect us. All forward-looking statements should be read with caution.

OUR COMPANY

General

Arlington Asset Investment Corp. is a holding company that through its subsidiaries acquires mortgage-related and other assets. We acquire on a leveraged basis, residential mortgage-backed securities, or MBS, either issued by a U.S. Government agency, or guaranteed as to principal and interest by U.S. Government agencies or U.S. Government-sponsored entities (agency-backed MBS). We also acquire MBS issued by private organizations (private-label MBS) as well as other assets, in each case, subject to maintaining our exemption from regulation as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act. We are a Virginia corporation taxed as a C corporation for U.S. federal income tax purposes.

Our Principal Office

Our principal executive offices are located at Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia, 22209.

USE OF PROCEEDS

Except as may be set forth in a particular prospectus supplement, we will use the net proceeds from sales of securities for the acquisition of MBS, either issued by a U.S. Government agency, or guaranteed as to principal and interest by U.S. Government agencies or U.S. Government-sponsored entities or issued by private organizations, as well as for the acquisition of other assets. We may also use the proceeds for other general corporate purposes such as repayment of outstanding indebtedness, pursuit of growth initiatives that may include acquisitions, working capital, and for liquidity needs. Pending the application of the net proceeds, we expect to invest the net proceeds in short-term marketable securities or use the net proceeds to reduce our short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED

CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for each of the last five fiscal years. For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as income before income taxes and fixed charges (excluding capitalized interest). Fixed charges include interest (whether capitalized or expensed), amortization of debt issuance costs and any discount or premium relating to any indebtedness (whether capitalized or expensed) and the portion of rent expense determined to represent interest. Because we did not have any preferred stock outstanding and therefore paid no preferred stock dividends during any of the periods presented, the ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges for each of the periods presented.

		Fiscal Year Ended December 31,
	Nine Months Ended September 30, 2010	2009	2008		2007		2006		2005
Ratio of Earnings to Fixed Charges	22.4	39.0	(A	)	(A	)	(A	)	(A	)

(A)	Due to the company’s losses in 2008, 2007, 2006 and 2005, the ratio coverage in these years was less than 1:1. The company would have had to generate additional earnings of $295,848, $658,791, $61,042, and $220,601, respectively, to achieve coverage of 1:1 in those years.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our Class A common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts, units and subscription rights that we may offer from time to time. The preferred stock purchase rights that are attached to and traded with the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part, are described under heading “Important Provisions of Virginia Law and Our Articles of Incorporation, Bylaws and Shareholder Rights Agreement.” As further described in this prospectus, these summary descriptions are not intended to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our common stock and preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Virginia Stock Corporation Act and our articles of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” and “Important Provisions of Virginia Law and Our Articles of Incorporation, Bylaws and Shareholder Rights Agreement—Shareholder Rights Agreement.”

The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read that description, together with the more detailed provisions of our articles of incorporation and the certificate of designation relating to the particular series of preferred stock, for provisions that may be important to you. The certificate of designation relating to the particular series of preferred stock will be filed as an exhibit to a document incorporated by reference into the registration statement of which this prospectus forms a part.

General

Under our articles of incorporation, the total number of shares of all classes of stock that we have authority to issue is 575,000,000 of which 450,000,000 are shares of Class A common stock, par value $.01 per share, 100,000,000 are share of Class B common stock, par value $.01 per share, and 25,000,000 are shares of preferred stock, par value $.01 per share of which 100,000 are shares of Series A junior preferred stock. As of December 31, 2010, 7,106,330 shares of Class A common stock were issued and outstanding, 566,112 shares of Class B common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

Subject to any preferential or other rights of any outstanding series of preferred stock that may be designated by our Board of Directors, the holders of shares of common stock are entitled to receive such dividends as may be declared from time to time by our Board of Directors from funds available therefor. All decisions regarding the declaration and payment of dividends will be at the discretion of our Board of Directors and will be evaluated on a quarterly basis in light of our financial condition, earnings, growth prospects, funding requirements, applicable law and other factors our Board of Directors deems relevant.

The holders of shares of Class A common stock are entitled to one vote for each share on all matters voted on by shareholders and the holders of shares of Class B common stock are entitled to three votes per share on all maters voted on by shareholders. Each of the holders of Class A common stock and Class B common stock possess all voting power, except as otherwise required by law or provided in any resolution adopted by our Board of Directors with respect to any series of our preferred stock. Our Board of Directors consists of seven Directors. The Directors are elected at each annual meeting of shareholders. Provided a quorum has been properly established in accordance with our bylaws, the holders of a plurality of shares of common stock voting for the election of our Directors can elect all of the Directors, if they choose to do so, subject to any rights of the holders of preferred stock to elect Directors. Except for directors elected by the holders of outstanding shares of preferred stock as a separate voting group, any director may be removed from office with or without cause by the affirmative vote of the holders of at least two-thirds of the voting power of all outstanding shares of the company entitled to vote generally in the election of directors. There are no cumulative voting rights. Shares of our Class B common stock may convert into shares of our Class A common stock at our option in certain circumstances, including (1) upon a sale, transfer gift, assignment, devise or other disposition and (2) at the time the holder of shares of Class B common stock ceases to be employed by us.

Subject to the rights of any outstanding series of preferred stock and except as otherwise required by law or pursuant to the listing standards of the exchange on which our securities are listed, in all matters other than the election of directors, certain amendments of our bylaws or certain provisions of our articles of incorporation, the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy at a meeting of shareholders and entitled to vote on the subject matter is required for approval, provided a quorum is established. For more information regarding the voting rights of our capital stock, see “Important Provisions of Virginia Law and Our Articles of Incorporation, Bylaws and Shareholder Rights Agreement.”

When we issue shares of our common stock, for and in receipt of consideration approved by our Board of Directors, the shares will be fully paid and nonassessable, which means that the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. There may be restrictions imposed by applicable securities laws on any transfer of shares of our common stock. Holders of our common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities. There are no redemption provisions or sinking fund provisions applicable to our common stock.

In the event of our liquidation, dissolution or winding up, the holders of Class A common stock and Class B common stock are entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of preferred stock, if any preferred stock is outstanding at such time.

The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.

Certain Anti-Takeover Provisions of Virginia Law, Articles of Incorporation, Bylaws and Shareholder Rights Agreement

For a description of certain anti-takeover provisions under Virginia law or in our articles of incorporation, bylaws or Shareholder Rights Agreement, which we refer to as our Rights Agreement, see “Important Provisions of Virginia Law and Our Articles of Incorporation, Bylaws and Shareholder Rights Agreement.”

Preferred Stock

Our Board of Directors is authorized without further shareholder approval (except as may be required by applicable law or the regulations promulgated on any exchange on which our securities are listed) to provide for the issuance of shares of preferred stock, in one or more series, and to fix for each such series such voting powers, designations, preferences and relative, participating, optional and other special rights, and such qualifications, limitations, or restrictions, as are stated in the resolution adopted by our Board of Directors providing for the issuance of such series and as are permitted by the Virginia Stock Corporation Act. The terms and rights of any such series may include:

•	the maximum number of shares in the series and the designation of the series, which designation will distinguish the shares from the shares of any other series or class;

•	whether shares of the series will have special, conditional or limited voting rights, or no right to vote, except to the extent required by law;

•

whether the shares of the series are redeemable or convertible (i) at our option, at the option of a shareholder or another person or upon the occurrence of a designated event, (ii) for cash, indebtedness, securities or other property, and (iii) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

•

any right of holder of shares of the series to distributions, calculated in any manner, including the rate or rates of dividends, and whether dividends shall be cumulative, noncumulative or partially cumulative;

•	the amount payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the company; and

•

any other preferences, limitations or specified rights (including a right that no transaction of a specified nature shall be consummated while any shares of the series remain outstanding, except upon the assent of all or a specified portion of the shares) as permitted by law and not inconsistent with our articles of incorporation.

Should our Board of Directors elect to exercise this authority, the rights and privileges of holders of shares of common stock could become subject to the rights and privileges of any such series of preferred stock. In addition, our Rights Agreement provides for the issuance of shares of participating preferred stock under the circumstances specified in the Rights Agreement, upon exercise or exchange of rights issued thereunder. See “Important Provisions of Virginia Law and Our Articles of Incorporation, Bylaws and Shareholder Rights Agreement—Shareholder Rights Agreement.”

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

This section describes some of the general terms and provisions applicable to the depositary shares and depositary receipts that we may issue from time to time, other than pricing and related terms. We will describe the specific terms of a series of depositary shares and the deposit agreement in the applicable prospectus supplement. The following description and any description of the depositary shares in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable deposit agreement, which we will file with the SEC in connection with an issuance of depositary shares and depositary receipts. You should read the description included in the applicable prospectus supplement, together with the more detailed provisions of the applicable deposit agreement, for provisions that may be important to you.

We may issue depositary shares evidenced by depositary receipts representing interests in shares of a particular series of preferred stock. We will deposit the preferred stock of a series that is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.

While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, unless otherwise stated in the applicable prospectus supplement, all deposit agreements relating to preferred stock we issue will include the following provisions:

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share that the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary that we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares. The depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

Conversion

If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement and the form of depositary receipt, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	all outstanding depositary shares to which it relates have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There may be provisions: (a) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (b) regarding compensation of the depositary; (c) regarding resignation of the depositary; (d) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (e) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF DEBT SECURITIES

The following summary of selected provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the indenture that will be filed with the SEC in connection with an offering of our debt securities. Moreover, the terms of any series of debt securities offered by us may differ from the general description of terms presented below. Each of the open-ended senior indenture and open-ended subordinated indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and has been qualified or will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The particular terms of any debt securities we offer will be described in the applicable prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indentures. You should read that description and the description set forth below, together with the more detailed provisions of the applicable indenture, including the defined terms, which we will file with the SEC in connection with the offering, for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act.

We may from time to time issue and sell debt securities. These debt securities are described below and will be senior debt securities or subordinated debt securities and any senior or subordinated debt securities that may be part of a unit, all of which are called debt securities. The senior debt securities and subordinated debt securities will be issued under one or more separate indentures between us and the indenture trustee named in the applicable prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture, and in some cases pursuant to a supplemental indenture thereto. Together, the senior indenture and the subordinated indenture are called the indentures, and the senior indenture trustee and the subordinated indenture trustee are called the indenture trustees.

General

The debt securities will be our direct obligations. Unless we indicate otherwise in the applicable prospectus supplement, the indentures do not significantly limit our operations. Unless we indicate otherwise in the applicable prospectus supplement, in particular, the debt securities do not:

•	limit the amount of debt securities that we can issue under the indentures;

•	limit the number of series of debt securities that we can issue from time to time;

•	restrict us from reopening a previous issue of debt securities to issue additional debt securities of that series;

•	limit or otherwise restrict the total amount of debt that we or our subsidiaries may incur or the amount of other securities that we may issue;

•	require us or an acquiror to repurchase debt securities in the event of a “change in control”; or

•

contain any covenant or other provision that is specifically intended to afford any holder of the debt securities any protection in the event of highly leveraged transactions or similar transactions involving us or our subsidiaries.

The senior debt securities will rank senior to our subordinated debt securities.

Terms

Any series of debt securities offered by us will include specific terms, including some or all of the following:

•	the title, series, form and type of the offered debt securities;

•	the aggregate principal amount of the offered debt securities and any limit upon the aggregate principal amount of the debt securities of such title or series;

•

the date or dates (including the maturity date) or method, if any, for determining such dates, on which the principal of the offered debt securities will be payable (and any provisions relating to extending or shortening the date on which the principal of the offered debt securities is payable);

•

the interest rate, or method, if any, for determining the interest rate, the date or dates from which interest will accrue, or method, if any, for determining such dates, the interest payment dates, if any, on which interest will be payable, and whether and under what circumstances additional amounts on the offered debt securities will be payable; the manner in which payments with respect to the offered debt securities will be made; and the place or places where principal or, premium, if any, interest and additional amount, if any, will be payable;

•	whether the offered debt securities are redeemable at our option, and if so, the periods, prices, and other terms regarding such optional redemption;

•

whether we are obligated to redeem or repurchase the offered debt securities pursuant to any sinking fund or at the option of any holder thereof, and if so, the periods, prices and other terms regarding such repurchase or redemption;

•

the currency for payment of principal, premium, interest and any additional amount with respect to the offered debt securities, whether the principal, premium, if any, interest or additional amounts, if any, with respect to the offered debt securities are to be payable, at our election or any holder’s election, in a currency other than that in which the offered debt securities are denominated, the period in which that election may be made and the time and manner of determining the applicable exchange rate;

•

whether the amount of payments of principal of, premium, if any, interest on, or additional amounts, if any, with respect to the offered debt securities may be determined by reference to an index, formula or other method, and if so, the terms and conditions and the manner in which such amounts will be determined and paid or payable;

•

whether the offered debt securities will be convertible into or exchangeable for our common stock or other securities, and if so, the initial conversion or exchange price and the periods and terms of the conversion or exchange; and

•	any other terms not inconsistent with the provisions of the indentures filed as exhibits to the accompanying prospectus supplements.

Form of the Debt Securities

The indentures provide that we may issue senior and subordinated debt securities in registered form, in bearer form or in both registered and bearer form. Unless we indicate otherwise in the applicable prospectus supplement, each series of senior and subordinated debt securities will be issued in registered form, without coupons. Holders of “registered form” securities are listed on the applicable indenture trustee’s register for the applicable debt securities.

Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in denominations of $1,000 or any integral multiple of $1,000, and we will issue senior and subordinated debt securities in bearer form in denominations of $5,000 or any integral multiple of $5,000. There will be no service charge for any registration of transfer, exchange, redemption or conversion of senior or subordinated debt securities, but we or the applicable indenture trustee may require the holder to pay any tax or other governmental charge that may be imposed in connection with any registration of a transfer or exchange of the senior or subordinated debt securities, other than certain exchanges not involving any transfer.

If we issue the debt securities in bearer form, the debt securities will have interest coupons attached. “Bearer form” securities are payable to whomever physically holds them from time to time. Debt securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than through offices of certain United States financial institutions located outside the United States. Purchasers of debt securities in bearer form will be subject to certification procedures and may be affected by United States tax law limitations.

Registration, Transfer, Payment and Paying Agent

Unless we indicate otherwise in the applicable prospectus supplement, payments on the debt securities will be made at our office or agency maintained for that purpose. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the indenture trustee in the City of New York will be designated as our sole paying agent for payments with respect to the debt securities of each series. Any transfer of the debt securities will be registrable at the same place. In addition, we may choose to pay interest by check mailed to the address in the security register of the person in whose name the debt security is registered at the close of business on the applicable record date. Unless we indicate otherwise in the applicable prospectus supplement, any interest and any additional amounts with respect to any debt securities which is payable, but not punctually paid or duly provided for, may be paid to the holders as of a special record date fixed by the applicable indenture trustee or in any other lawful manner.

Unless we indicate otherwise in the applicable prospectus supplement, payments of principal, premium, if any, and interest on debt securities in bearer form will be made at the office outside the United States specified in the applicable prospectus supplement and as we may designate from time to time. Payment can also be made by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless we indicate otherwise in the applicable prospectus supplement, payment on debt securities in bearer form will be made only if the holder surrenders the coupon relating to the interest payment date. We will not make any payments on any debt security in bearer form at any office or agency in the United States, by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States.

Global Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities, each series of debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under “Book-Entry Procedures and Settlement.” Global debt securities may be issued in either temporary or permanent form.

The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global senior or subordinated debt securities.

Covenants

The following covenants will apply to us with respect to the debt securities of each series unless otherwise specified in the applicable prospectus supplement:

•

Except as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” we must do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, we are not required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of the debt securities.

•

We are required to pay or discharge or cause to be paid or discharged (a) all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or the income, profits or property of any subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any subsidiary. We must pay these taxes and other claims before they become delinquent. However, we are not required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Additional covenants described in the applicable prospectus supplement may apply to us with respect to a particular series of debt securities.

Subordination of Subordinated Debt Securities

Contractual provisions in the subordinated debt indenture may prohibit us from making payments on the subordinated debt securities, which are subordinate and junior in right of payment to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, as it may be supplemented from time to time, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior debt” as the principal of and premium, if any, and interest on all indebtedness of us, other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (a) for money borrowed, (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (c) obligations of us as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which we are a party. For the purpose of this definition, “interest” includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us to the extent that the claim for post-petition interest is allowed in the proceeding. Also for the purpose of this definition, “indebtedness of us” includes indebtedness of others guaranteed by us and amendments, renewals, extensions, modifications and refundings of any indebtedness or obligation of the kinds described in the first sentence of this paragraph, but does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

Unless we indicate otherwise in the applicable prospectus supplement, the subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving us or our assets;

•	in the event of any liquidation, dissolution or other winding up of us, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

•	in the event of any assignment for the benefit of creditors or any other marshalling of assets and liabilities of us;

•	if any subordinated debt securities of ours have been declared due and payable before their stated maturity; or

•

(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any senior debt of ours has occurred and is continuing, permitting the holders of that senior debt of ours or an indenture trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded, or (b) if any judicial proceeding is pending with respect to a payment default or an event of default described in (a).

If the indenture trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the applicable indenture trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the indenture trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Consolidation, Merger and Sale of Assets

Each indenture generally permits a consolidation or merger between us and another corporation and the conveyance, transfer or lease by us of all or substantially all of our property or assets, in each case without the consent of the holders of any outstanding debt securities. However, unless we indicate otherwise in the applicable prospectus supplement, each indenture requires that:

•

the successor or purchaser is a corporation organized under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes our obligations on the debt securities under the applicable indenture;

•

immediately after giving effect to the transaction, no event which, after notice or lapse of time, would become an event of default, will have occurred and be continuing pursuant to the applicable indenture; and

•

either we or the successor person has delivered to the applicable indenture trustee an officer’s certificate and an opinion of counsel stating the consolidation, merger, transfer or lease, as applicable, complied with these provisions and all conditions precedent of the applicable indenture.

The successor shall be substituted for us as if it had been an original party to the indentures and the debt securities. Thereafter, the successor may exercise our rights and powers under the indentures and the debt securities and, except in the case of a lease, we will be released from all of our obligations and covenants under those documents.

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series containing identical terms and provisions in authorized denominations requested by the holders upon surrender of the registered debt securities at an office or agency that we maintain for that purpose and upon fulfillment of all other requirements set forth in the indentures.

Conversion and Exchangeability

The holders of debt securities that are convertible into or exchangeable for our common stock or other securities will be entitled to convert or exchange the debt securities under some circumstances. The terms of any conversion or exchange right will be described in the applicable prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock or other securities to be received by the holders of the debt securities would be subject to adjustment.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement for any series of debt securities, events of default with respect to any series of debt securities are:

•	failure to pay the interest or any additional amounts payable on any debt security of such series when due and continuance of that default for 30 days;

•	failure to pay the principal of or any premium on any debt security of such series when due and payable;

•	failure to deposit any sinking fund payment when and as due by the terms of any debt security of such series;

•

failure to perform or the breach of any covenant or warranty in the applicable indenture or the debt securities (other than a covenant or warranty included solely for the benefit of a series of debt securities other than such series) that continues for 60 days after we are given written notice by the applicable indenture trustee or we and the applicable indenture trustee are given written notice by the holders of at least 25% of the outstanding debt securities of such series; or

•	certain events involving our bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series occurs and is continuing, the applicable indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us, and to the applicable indenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, on that series to be due and payable immediately. The indenture trustee may withhold notice to the holders of debt securities of any default or event of default, except a default or event of default relating to the payment of principal or interest, if it determines that withholding such notice is in the holders’ interest.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except a continuing default or events of default in the payment of principal, premium, if any, or interest on the debt securities of such series.

Any such waiver shall cure such default or event of default.

Unless we indicate otherwise in the applicable prospectus supplement, subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the applicable indenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the applicable indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee, or exercising any trust or power conferred on the applicable indenture trustee, with respect to the debt securities of that series, subject to certain limitations specified in the applicable indenture.

Unless we indicate otherwise in the applicable prospectus supplement, a holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	The holder has given written notice to the applicable indenture trustee of a continuing event of default with respect to that series;

•

The holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the applicable indenture trustee to institute such proceedings as trustee; and

•

the applicable indenture trustee does not institute such proceeding, and does not receive from the holders of a majority in the aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after such notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable indenture trustee regarding our compliance with certain of the covenants in the indentures.

Waivers of Certain Covenants and Past Defaults

Unless we indicate otherwise in the applicable prospectus supplement, the holders of at least 25% of the aggregate principal amount of the outstanding senior and subordinated debt securities of each series may, on behalf of all holders of that series, waive our compliance with certain restrictive provisions of the applicable indenture. They also may waive any past default with respect to that series under the applicable indenture, except (a) a default in the payment of principal, premium or interest or any additional amounts or (b) a default in the performance of certain covenants which cannot be modified without the consent of all of the holders of the applicable series.

Amendments to the Indentures

Supplemental Indentures with Consent of Holders

Unless we indicate otherwise in the applicable prospectus supplement, we and the applicable trustee may modify or amend an indenture, with the consent of the holders of at least 25% in principal amount of each series of the senior or subordinated debt securities affected by the modification or amendment. However, unless we indicate otherwise in the applicable prospectus supplement, no modification or amendment may, without the consent of each holder affected by the modification or amendment:

•	change the due date of the principal of, or any premium or installment of interest on, or any additional amounts with respect to any debt security;

•

reduce the principal amount of, or the rate of interest on, or any additional amounts or premium, if any, payable with respect to any debt security, or, except as otherwise permitted, change an obligation to pay additional amounts with respect to any debt security, or adversely affect the right of repayment at the option of any holder, if any;

•

change the place of payment, the currency in which the principal of, premium, if any, or interest on, or any additional amounts with respect to any debt security is payable or impair the right to institute suit for the enforcement of any such payment on or after the due date thereof (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of the holder, on or after the date for repayment);

•

reduce the percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences) under the applicable indenture or reduce requirements for quorum or voting;

•

modify any of the provisions in the applicable indenture provisions described above under “Waivers of Certain Covenants and Past Defaults” and in this section “Amendments to the Indentures—Supplemental Indentures with Consent of Holders,” except to increase any percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for a supplemental indenture or waiver, or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holders of each outstanding debt security affected thereby;

•	adversely affect the right of any holder to convert any convertible debt securities; or

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities.

Supplemental Indentures without Consent of Holders

Except as otherwise provided in the applicable prospectus supplement, we and the applicable indenture trustee may modify and amend an indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to us, and the assumption by the successor of our covenants in the applicable indenture and in the debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the applicable indenture;

•

to add or change any provisions of the applicable indenture to provide that bearer debt securities may be registrable as to principal, to change or eliminate restrictions on payments with respect to debt securities, to permit registered securities to be exchanged for bearer securities, to permit bearer securities to be exchanged for bearer securities of other authorized denominations or to permit or facilitate the issuance of securities in uncertificated form, provided any such action does not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to establish the form or terms of debt securities of any series and any related coupons;

•

to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any provisions of the applicable indenture as necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•

to cure any ambiguity or to correct or supplement any provision in the applicable indenture that may be defective or inconsistent with any other provision of the applicable indenture, or to make any other provisions with respect to matters or questions arising under the applicable indenture which do not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to modify the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;

•	to add additional events of default with respect to all or any series of debt securities;

•

to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided the action does not adversely affect the interests of the holders of any debt securities of that series or related coupons or any other debt securities or related coupons in any material respect;

•	to secure the debt securities;

•

to amend or supplement any provision of the applicable indenture or any supplemental indenture, provided that the amendment or supplement does not materially adversely affect the interests of the holders of outstanding debt securities; and

•	to make certain provisions with respect to conversion rights.

Legal Defeasance and Covenant Defeasance

If the applicable prospectus supplement provides for defeasance, subject to the terms described therein, we may at any time elect to defease and will be deemed to have paid and discharged our obligations on the applicable debt securities if:

•	no event of default has occurred and is continuing, or would occur upon the giving of notice or lapse of time, at the time of the satisfaction and discharge;

•

either (a) we have irrevocably deposited with the applicable indenture trustee sufficient cash or government securities to pay when due all the principal of, premium, if any, interest on and additional amounts, if any, with respect to the applicable debt securities, through the stated maturity or redemption date of the applicable debt securities (or, in the case of debt securities which have become due and payable, through the date of such deposit), or (b) we have properly fulfilled such other means of satisfaction and discharge as is provided in or pursuant to the applicable indenture for the applicable debt securities;

•	we have paid all other sums payable under the applicable indenture with respect to the applicable debt securities and any related coupons;

•

we have delivered to the applicable indenture trustee a certificate of our independent public accountants certifying as to the sufficiency of the amounts deposited by us, and an officers’ certificate and opinion of counsel as required by the applicable indenture; and

•

we have delivered to the applicable indenture trustee an opinion of counsel to the effect that the holders will have no material and adverse federal income tax consequences as a result of the deposit or termination, and if the applicable debt securities are listed on the New York Stock Exchange an opinion of counsel that the applicable debt securities will not be delisted.

In the case of a defeasance, the holders of the applicable debt securities of the series will not be entitled to the benefits of the applicable indenture, except for the registration of transfer or exchange and the replacement of stolen, lost or mutilated applicable debt securities and the requirements regarding the maintenance of an office or agency where the applicable debt securities can be surrendered for payment or registration of transfer or exchange and the right of the holders of the applicable debt securities to receive from the deposited funds payment of the principal of, premium, if any, interest, and additional amounts, if any, with respect to the applicable debt securities when due.

Determining the Outstanding Debt Securities

Unless otherwise provided in or pursuant to the applicable indenture, we will consider the following factors in determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture or are present at a meeting of holders of debt securities for quorum purposes:

•

in the case of any debt security that by its terms provides for declaration of a principal amount less than the principal face amount of the debt security to be due and payable upon acceleration, the principal amount that will be deemed outstanding will be the principal amount that would be declared to be due and payable upon a declaration of acceleration thereof at the time of such determination;

•	in the case of any indexed security, the principal amount that will be deemed outstanding will be the principal face amount of the indexed security at original issuance;

•

in the case of any debt security denominated in one or more foreign currency units, the principal amount that will be deemed outstanding will be the U.S. dollar equivalent based on the applicable exchange rate or rates at the time of sale; and

•	any debt securities owned by us or any other obligor upon the debt securities or any of our or such other obligor’s affiliates, will be disregarded and deemed not outstanding.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Indenture Trustees

In the normal course of business, we and our subsidiaries may conduct banking transactions with the indenture trustees, and the indenture trustees may conduct banking transactions with us and our subsidiaries.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. We will describe the specific terms of each series of warrants we issue in the applicable prospectus supplement. The following description and any description of the warrant and related warrant agreement in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement. A form of the warrant agreement reflecting the particular terms and provisions of a series of offered warrants will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus.

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. Each prospectus supplement with respect to a series of warrants will describe the terms of the warrants offered pursuant to it, including one or more of the following:

•	the securities which may be purchased by exercising the warrants;

•	the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

•	the period during which the warrants may be exercised;

•	U.S. federal income tax considerations relevant to the warrants; and

•	any other material terms of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

This section describes some of the general terms and provisions applicable to all purchase contracts. We will describe the specific terms of a series of purchase contracts in the applicable prospectus supplement. The following description and any description of the purchase contracts in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable purchase contract. A form of the purchase contract reflecting the particular terms and provisions of a series of offered purchase contracts will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus.

We may issue purchase contracts, including purchase contracts obligating holders to purchase from or sell to us, and us to sell to or purchase from holders, at a future date a number of:

•	our debt securities, preferred stock or common stock;

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

•	currencies; or

•	commodities.

The price of our debt securities, price per share of our common stock or our preferred stock or the price of securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, currencies or commodities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in such purchase contracts. The purchase contracts may be issued separately or as part of units, including units consisting of a combination of a purchase contract obligating the holder to purchase shares of common stock or preferred stock and debt securities or debt obligations of third parties, which may secure the holders’ obligations to purchase the common stock or preferred stock under the purchase contracts.

The applicable prospectus supplement will describe the terms of the purchase contracts offered pursuant to it, including one or more of the following:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock or preferred stock or securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, currencies or commodities, as applicable, and the nature and amount of each of those securities or method of determining those amounts;

•	the amounts payable under the purchase contract or the formula by which such amount will be determined;

•	whether the purchase contracts are to be prepaid or not and whether the purchase contracts will be issued in fully registered or global form;

•

whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, our preferred stock, such securities of an entity not affiliated with us, a basket of such securities, an index or indices of such securities or any combination of the above, such currencies or such commodities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	U.S. federal income tax considerations relevant to the purchase contracts.

DESCRIPTION OF UNITS

This section describes some of the general terms and provisions applicable to units we may issue from time to time. We will describe the specific terms of a series of units and the applicable unit agreement in the applicable prospectus supplement. The following description and any description of the units in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit agreement. A form of the unit agreement reflecting the particular terms and provisions of a series of offered units will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus.

We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

We may issue units consisting of any combination of two or more securities described in this prospectus or debt or equity securities of third parties, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the aggregate number of, and the price at which we will issue, the units

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	whether the units will be issued in fully registered or global form;

•	the name of the unit agent;

•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

•	if applicable, a discussion of the U.S. federal income tax consequences; and

•	whether the units will be listed on any securities exchange.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This section describes some of the general terms and provisions of the subscription rights we may issue from time to time. We will describe the specific terms of the subscription rights in the applicable prospectus supplement. The following description and any description of the subscription rights in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provision of the applicable subscription rights. A form of the subscription rights reflecting the particular terms and provision of a series of subscription rights will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus.

Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, subject to compliance with applicable law, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. Each series of subscription rights will be issued under a separate subscription rights agent agreement to be entered into between us and a bank or trust company, as subscription rights agent, that we will name in the applicable prospectus supplement. Unless we indicate otherwise in the applicable prospectus supplement, the subscription rights agent will act solely as our agent in connection with the certificates relating to the subscription rights and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights. The prospectus supplement relating to any subscription rights we offer will include specific terms relating to the offering, including one or more of the following:

•	the securities for which the subscription rights are exercisable;

•	the exercise price for such subscription rights;

•	the number of such subscription rights issued to each shareholder;

•	the number of shares of Class A common stock or amount of any other securities purchasable upon exercise of such subscription rights;

•	the extent, if any, to which such subscription rights are transferable;

•	a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exercise of such subscription rights.

Each subscription right will entitle the holder of the subscription right to purchase for cash the number of shares of our Class A common stock or other securities at an exercise price set forth in, or determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date (subject to any extension) for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date (subject to any extension), all unexercised subscription rights will become void and of no further force or effect.

Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue the shares of Class A common stock or other security purchasable upon exercise of the subscription rights. Subject to compliance with applicable law, if less than all of the subscription rights issued in any subscription rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

IMPORTANT PROVISIONS OF VIRGINIA LAW AND OUR ARTICLES OF

INCORPORATION, BYLAWS AND SHAREHOLDER RIGHTS AGREEMENT

The following description of certain provisions of Virginia law and our articles of incorporation, bylaws and the Rights Agreement is only a summary. For a complete description, we refer you to Virginia law, our articles of incorporation, bylaws and the Rights Agreement. We have filed our articles of incorporation, bylaws and the Rights Agreement as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our articles of incorporation, bylaws, the Rights Agreement and the Virginia Stock Corporation Act contain certain provisions that could delay or impede transactions involving an actual or potential change of control of our company, limit the ability of shareholders to remove directors or management or approve a transaction they deem to be in their best interest or adversely affect the price of our securities.

Number of Directors; Removal; Filling Vacancies

Our articles of incorporation and bylaws provide that there shall be seven Directors. By amendment of our bylaws, the Board of Directors or the shareholders may increase or decrease the number of Directors in accordance with applicable law. A decrease in the number of Directors shall not shorten the term of any incumbent Director. Directors hold office until their death, resignation or removal or until their successor is elected.

At any time, the Board of Directors may remove any Director with cause by the affirmative vote of all members of the Board of Directors, excluding the Director subject to removal, and may elect a successor to fill any resulting vacancy for the balance of the removed Director’s term. With the exception of Directors elected by the holders of outstanding shares of preferred stock as a separate voting group, any Director may be removed from office with or without cause by the affirmative vote of the holders of at least two-thirds of the voting power of all outstanding shares of our company entitled to vote generally in the election of Directors.

Our bylaws provide that vacancies on the Board of Directors, including a vacancy resulting from death, resignation, disqualification or removal or an increase in the number of Directors, shall be filled by the Board of Directors, the shareholders or the affirmative vote of a majority of the remaining Directors where less than a quorum of the Board of Directors remains. Where a resignation will become effective at a specified later date, it may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs. A Director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until his or her successor is elected.

Shareholder Action

Our articles of incorporation and bylaws provide that special meetings of the shareholders may only be called by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the Directors, the chairman, vice-chairman, chief executive officer or the president of the company. Only the business falling within the purpose or purposes described in the notice shall be conducted at a special meeting.

Advance Notice for Shareholder Proposals or Nominations at Meetings

Our bylaws establish advance notice procedures for shareholder proposals regarding business or nominations to be brought before any annual or special meeting of shareholders. Except for the election of Directors by the unanimous written consent of shareholders or the filling of vacancies on the Board of Directors by the Board Directors, only persons nominated in accordance with the notice procedures set forth in our bylaws shall be eligible to serve as a Director. Similarly, other business shall not be conducted at a meeting of shareholders unless it is brought before the meeting in accordance with the procedures set forth in our bylaws. Except as otherwise dictated by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was properly made or proposed, as the case may be. If any nomination or business is defectively made or proposed, it shall be disregarded.

Annual Meetings

Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at the annual meeting of shareholders in the following ways. Such nominations or proposals may be made pursuant to a notice of the meeting, by or at the direction of the Board of Directors or by a shareholder of our company who is a shareholder of record of a class of shares entitled to voted on the business such shareholder is proposing, both on the record date for the annual meeting and at the giving of the shareholder’s notice, and who complies with the notice procedures provided for in our bylaws.

To properly bring nominations or other business before an annual meeting of the shareholders, a shareholder must give timely, written notice thereof, and the proposed business must be proper for shareholder consideration. To be timely, the notice must be delivered to the secretary of our company at our company’s principal executive officers not later than the close of business on the 90th day nor earlier that the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, if the annual meeting is more than 30 days before or more than 60 days after such anniversary, the shareholder’s notice must be delivered to the secretary of our company at our company’s principal executive offices not earlier that the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the tenth day following the date on which we first make public announcement of the date of our annual meeting.

The shareholder’s notice must contain certain information. As to each person the shareholder proposes to nominate for election or re-election to the Board of Directors, the notice must contain all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-8 thereunder. As to any other business that the shareholder proposes to bring before the meeting, the notice must contain a brief description of the proposed business and any material interest in such business of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made. The shareholder notice must also provide the name and address of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made as they appear on the books of the corporation as well as the class and number of shares that are owned beneficially and of record by such shareholder and such beneficial owner, as the case may be.

If the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by us naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice will be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to the secretary of the company at our principal executive offices not later than the close of business on the tenth day following the date on which we first make such public announcement.

Special Meetings

Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected pursuant to the notice of meeting in two ways. Such nominations may be made by or at the direction of the Board of Directors. Additionally, a nomination may be made by any shareholder who was a shareholder of record at the time notice of the meeting was given, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in our bylaws. Any shareholder so qualified may nominate a person or persons for election to the position or positions specified in the notice of meeting if the shareholder provides timely, written notice thereof to the secretary of the company at our principal executive offices. To be timely, such notice must be provided not earlier that the close of business on the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or the tenth day following the day on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made.

Amendment of the Bylaws

Our bylaws may be amended or repealed, and new bylaws may be made, at any regular or special meeting of the Board of Directors. Bylaws made by the Board of Directors may be repealed or changed and new bylaws may be made by the shareholders, and the shareholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the Board of Directors. The affirmative vote of at least 80% of the voting power of the outstanding shares of our capital stock entitled to vote is required for the shareholders to adopt, alter or repeal any bylaw that requires or would require the company to hold, or sets forth procedures for the holding of, a special meeting of shareholders or that governs or would govern the nomination of persons for election to the Board of Directors or the proposal of business to be considered at an annual or special meeting of shareholders.

Amendment of the Articles of Incorporation

For every voting group entitled to vote on a proposed amendment to our articles of incorporation, the vote required for approval shall be either the vote specifically required by our articles of incorporation or, if no voting requirement is specified, a majority of the votes entitled to be cast.

Except for amendments to our articles of incorporation adopted by the Board of Directors that establish any series of preferred stock, the affirmative vote of at least 80% of the voting power of the outstanding shares of the company is required to amend our articles of incorporation to include two types of provisions. The provisions that require such a vote are those that would require the company to hold, or set forth procedures for the holding of, a special meeting of shareholders or that would govern the nomination of persons for election to the Board of Directors of the proposal of business to be considered at an annual or special meeting of shareholders. The affirmative vote of at least 80% of the voting power of the outstanding shares of the company is also required to alter, amend or adopt any provision inconsistent with or repealing the Article VIII of our articles of incorporation, which addresses certain voting matters including the amendment of our bylaws and articles of incorporation.

Common Stock

Our articles of incorporation grant us the authority to issue 450,000,000 shares of Class A common stock and 100,000,000 shares of Class B common stock. Our articles of incorporation contain certain provisions that give holders of our Class B common stock greater voting rights than those of holders of our Class A common stock. Except where otherwise provided by law, shares of Class A common stock are entitled to one vote on all matters on which the shareholders are entitled to vote, and shares of Class B common stock are entitled to three votes on all such matters. The holders of Class A and Class B common stock vote together as a single voting group. Therefore, holders of our Class B common stock may exert significant influence on the outcome of all corporate actions requiring shareholder approval.

To the exclusion of the holders of any other class of shares, the holders of the outstanding shares of common stock have the sole power to vote for the election of Directors and for all other purposes without limitation, except as required by law.

Preferred Stock

Our articles of incorporation grant us the authority to issue 25,000,000 shares of preferred stock and authorize the Board of Directors, by the adoption of amendments to our articles of incorporation, to issue preferred stock in one or more series and to provide for the designation, preferences, limitations and relative rights of the shares of each series.

The availability of the preferred stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that might arise. Having the authorized shares available for issuance allows us to issue shares of preferred stock without the expense and delay of a special meeting of the shareholders. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our shareholders, unless that action is required by applicable law or the rules of any stock exchange on which our securities are listed. Our Board of Directors has the power, subject to applicable law, to issue a series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer, or other takeover attempt. For example, in connection with the Board of Director’s adoption of our Rights Agreement, our Board of Directors designated Series A junior preferred stock, par value $0.01 per share. See “Shareholder Rights Agreement.”

Virginia Law

The Virginia Stock Corporation Act contains provisions that may have the effect of impeding the acquisition of control of a Virginia corporation by means of a tender offer, proxy contest, open market purchases or otherwise in a transaction not approved by the company’s Board of Directors. These provisions are designed to reduce the corporation’s vulnerability to coercive takeover practices and inadequate takeover bids.

Affiliated Transactions Statute

We are subject to the “affiliated transactions” provisions of the Virginia Stock Corporation Act, which restrict certain transactions between us and any person, or an Interested Shareholder, who beneficially owns more than 10% of any class of our voting securities, or Affiliated Transactions. These restrictions do not apply to an Affiliated Transaction with an Interested Shareholder who has continuously been an Interested Shareholder since the date we first had 300 shareholders of record or whose acquisition of shares making him an Interested Shareholder was previously approved by a majority of our disinterested directors. “Disinterested Director” means, with respect to a particular Interested Shareholder, a member of our Board of Directors who was a member on the date on which an Interested Shareholder became an Interested Shareholder or recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the Board of Directors.

Affiliated Transactions include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of our company proposed by or on behalf of an Interested Shareholder, or any reclassification, including reverse stock splits, recapitalization or merger of our company with its subsidiaries, which increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than five percent.

The “affiliated transactions” provisions prohibit us from engaging in an Affiliated Transaction with an Interested Shareholder for a period of three years after the Interested Shareholder became such unless the transaction is approved by the affirmative vote of a majority of the Disinterested Directors and by the affirmative vote of the holders of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder. Following the three-year period, in addition to any other vote required by law or our articles of incorporation, an Affiliated Transaction must be approved either by a majority of the Disinterested Directors or by the shareholder vote described in the preceding sentence unless the transaction satisfies the fair-price provisions of the statute. These fair-price provisions require, in general, that the consideration to be received by shareholders in the Affiliated Transaction be in cash or in the form of consideration used by the Interested Shareholder to acquire the largest number of its shares and not be less, on a per share basis, than an amount determined in the manner specified in the statute by reference to the highest price paid by the Interested Shareholder for shares it acquired and the fair market value of the shares on specified dates.

Control Share Acquisitions Statute

Pursuant to our bylaws, the provisions of Article 14.1 of the Virginia Stock Corporation Act relating to “control share acquisitions” shall not apply to the corporation.

Shareholder Rights Agreement

On June 1, 2009, our Board of Directors adopted the Shareholder Rights Agreement, and declared a dividend of one preferred share purchase right, each, a Right, for each outstanding share of our Class A common stock and Class B common stock. No shareholder approval was required for adoption of the Shareholder Rights Agreement, however, our shareholders approved the Shareholder Rights Agreement at our annual meeting on June 2, 2010.

Our Board of Directors adopted the Shareholder Rights Agreement in an effort to protect against a possible limitation on our ability to use our net operating loss carry forwards, or NOLs, net capital loss carry forwards, or NCLs, and built-in losses under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, or the Code. Our ability to use our NOLs, NCLs and built-in losses would be limited if we experienced an “ownership change” under Section 382 of the Code. The Shareholder Rights Agreement was adopted to dissuade any person or group from acquiring 4.9% or more of our outstanding Class A common stock, each, an Acquiring Person, without the approval of the Board of Directors and triggering an “ownership change” as defined by Section 382.

Initially, the Rights generally will not be exercisable and will be attached to and automatically trade with our Class A common stock and Class B common stock. The Rights will separate from the Class A common stock and Class B common stock and a “distribution date” will occur, with certain exceptions and upon a determination of our Board of Directors, upon the earlier of:

•	10 business days after a public announcement by us that a person or group has become an Acquiring Person; or

•	10 business days after the commencement of a tender or exchange offer by a person or group for 4.9% or more of the Class A common stock.

Shareholders who owned 4.9% or more of our outstanding Class A common stock at the time of adoption of the Shareholder Rights Agreement will not trigger the Shareholder Rights Agreement so long as they do not (i) acquire any additional shares of Class A common stock or (ii) fall under 4.9% ownership of Class A common stock and then re-acquire additional shares so that they own 4.9% or more of the Class A common stock.

Subject to the terms, provisions and conditions of the Shareholder Rights Agreement, and taking into account our 1-for-20 reverse stock split that was effected on October 6, 2009, if the Rights become exercisable, each Right would represent the right to purchase from us one ten-thousandth of a share of Series A junior preferred stock for a purchase price of $3.00 each, subject to adjustment in accordance with the terms of the Shareholder Rights Agreement. Each post-split share of our Class A and Class B common stock is now associated with, and now trades with, 20 Rights. If issued, each 20 fractional shares of preferred stock would give the shareholder approximately the same dividend, voting and liquidation rights as does one share of the our Class A common stock. However, prior to exercise, a Right does not give its holder any rights as a shareholder of our company, including without limitation any dividend, voting or liquidation rights.

After the Distribution Date and following a determination by the Board of Directors that a person is an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the purchase price, that number of shares of Class A common stock or Class B common stock, as the case may be, having a market value of two times the purchase price of the Right.

After the Distribution Date and following a determination by the Board of Directors that a person is an Acquiring Person, the Board may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an appropriate exchange ratio of shares of Class A common stock or Class B common stock, as the case may be, or a fractional share of Series A Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar Rights, preferences and privileges) of equivalent value, per Right (subject to adjustment).

Each share of Series A junior preferred stock, if issued and outstanding:

•	will not be redeemable;

•

will entitle holders of record to (i) cumulative quarterly cash dividends when, as and if declared by our Board of Directors in an amount equal to $0.01 per whole share, less the amount of all cash dividends declared on the Series A junior preferred stock pursuant the following clause (ii) since the immediately preceding dividend payment date or, with respect to the first dividend payment date, since the fist issuance of any share of Series A junior preferred stock and (ii) dividends payable in cash on the dividends payment for each cash dividend declared on the Class A or Class B common stock in an amount per whole share equal to a formula number (which unless adjusted equals 10,000), or the Formula Number, then in effect multiplied by the cash dividends then to be paid on each share of Class A or Class B common stock. In addition, if we pay any dividend on the Class A or Class B common stock payable in assets, securities or other forms of non-cash consideration (other than solely in shares of Class A or Class B common stock), then, in each case, we shall pay on each outstanding whole share of Series A junior preferred stock a dividend in like kind equal to the Formula Number then in effect;

•

will generally entitle the holder to a number of votes equal to the Formula Number then in effect on all matters submitted to a vote of the holders of Class A and Class B common stock and will have the right to vote as a single class with respect to such matters as a required by law;

•

will entitle holders upon liquidation to receive an amount equal to any accrued and unpaid dividends and distributions on Series A junior preferred shares, whether or not declared, plus an amount equal to the greater of (i) $0.01 per whole Series A junior preferred share and (ii) an aggregate amount per whole Series A junior preferred share equal to the Formula Number then in effect times the aggregate amount to be distributed to per share to holders of Class A and Class B common stock; and

•

if shares of our Class A and Class B common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash and other property, in which or for which each share of common stock is changed or exchanged.

The Board may adjust the purchase price of the preferred shares, the number of preferred shares issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a forward or reverse stock split or a reclassification of the preferred shares or Class A common stock or Class B common stock. No adjustments to the purchase price of less than 1% will be made.

The Rights will have certain anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire the corporation without the approval of the Board of Directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire the corporation even if such acquisition may be favorable to the interests of the corporation’s shareholders. Because the Board of Directors can redeem the Rights, the Rights should not interfere with a merger or other business combination approved by the Board of Directors.

Before the Distribution Date, the Board of Directors may amend or supplement the Rights Agreement without the consent of the holders of the Rights. After the Distribution Date, the Board of Directors may amend or supplement the Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Rights Agreement, but only to the extent that those changes do not impair or adversely affect, in any material respect, any Rights holder and do not result in the Rights again becoming redeemable, and no such amendment may cause the Rights again to become redeemable or cause this Rights Agreement again to become amendable other than in accordance with the applicable timing of the Rights Agreement.

The Rights and the Shareholder Rights Agreement will expire on the earliest of (i) June 4, 2019, (ii) the time at which the Rights are redeemed pursuant to the Shareholder Rights Agreement, (iii) the time at which the Rights are exchanged pursuant to the Shareholder Rights Agreement, (iv) the repeal of Sections 382 and 383 of the Code or any successor statute if the Board of Directors determines that the Shareholder Rights Agreement is no longer necessary for the preservation of the applicable tax benefits and (v) the beginning of a taxable year to which the Board of Directors determines that no applicable tax benefits may be carried forward.

The Certificate of Designations of our Series A junior preferred stock and the Rights Agreement are filed as exhibits to the registration statement to which this prospectus forms a part and are incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement.

Virginia Law

The Virginia Stock Corporation Act contains provisions that may have the effect of impeding the acquisition of control of a Virginia corporation by means of a tender offer, proxy contest, open market purchases or otherwise in a transaction not approved by the corporation’s Board of Directors. These provisions are designed to reduce the corporation’s vulnerability to coercive takeover practices and inadequate takeover bids.

Affiliated Transactions Statute

We are subject to the “affiliated transactions” provisions of the Virginia Stock Corporation Act, which restrict certain transactions between us and any person, or an Interested Shareholder, who beneficially owns more than 10% of any class of our voting securities, or Affiliated Transactions. These restrictions do not apply to an Affiliated Transaction with an Interested Shareholder who has continuously been an Interested Shareholder since the date we first had 300 shareholders of record or whose acquisition of shares making him an Interested Shareholder was previously approved by a majority of our disinterested directors. “Disinterested Director” means, with respect to a particular Interested Shareholder, a member of our Board of Directors who was a member on the date on which an Interested Shareholder became an Interested Shareholder or recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the Board of Directors.

Affiliated Transactions include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of our company proposed by or on behalf of an Interested Shareholder, or any reclassification, including reverse stock splits, recapitalization or merger of our company with its subsidiaries, which increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than five percent.

The “affiliated transactions” provisions prohibit us from engaging in an Affiliated Transaction with an Interested Shareholder for a period of three years after the Interested Shareholder became such unless the transaction is approved by the affirmative vote of a majority of the Disinterested Directors and by the affirmative vote of the holders of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder. Following the three-year period, in addition to any other vote required by law or our articles of incorporation, an Affiliated Transaction must be approved either by a majority of the Disinterested Directors or by the shareholder vote described in the preceding sentence unless the transaction satisfies the fair-price provisions of the statute. These fair-price provisions require, in general, that the consideration to be received by shareholders in the Affiliated Transaction be in cash or in the form of consideration used by the Interested Shareholder to acquire the largest number of its shares and not be less, on a per share basis, than an amount determined in the manner specified in the statute by reference to the highest price paid by the Interested Shareholder for shares it acquired and the fair market value of the shares on specified dates.

Control Share Acquisitions Statute

Pursuant to our bylaws, the provisions of Article 14.1 of the Virginia Stock Corporation Act relating to “control share acquisitions” shall not apply to our company.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

We can issue the securities covered by this prospectus in definitive form or in the form of one or more global securities. The applicable prospectus supplement will describe the manner in which the securities offered thereby will be issued.

PLAN OF DISTRIBUTION

We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time as follows:

•	directly to purchasers;

•	through underwriters;

•	through dealers;

•	through agents;

•	through any combination of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

Each prospectus supplement relating to an offering of securities will set forth the specific plan of distribution and state the terms of the offering, including:

•	The method of distribution of the securities offered therein;

•	The names of any underwriters, dealers, or agents;

•	The public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

•	Any underwriting discounts, commissions or other items constituting underwriters’ compensation;

•	Any discounts, commissions, or fees allowed, re-allowed or paid to dealers or agents; and

•	Any securities exchange on which the offered securities may be listed.

Any public offering price and any discounts, commissions, fees or concessions allowed or reallowed or paid to underwriters, dealers, or agents may be changed from time to time.

Distribution Through Underwriters

We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they generally will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable supplement.

Distribution Through Agents

We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale, and describe any commissions payable by us in the applicable supplement. Unless we specify otherwise in the applicable supplement, the agent will be acting on a best efforts basis during the appointment period. The agent may make sales in privately negotiated transactions and by any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, or sales made to or through a market maker other than on an exchange.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act, for any resale of the securities. We will describe the terms of any sales of this kind in the applicable supplement.

General Information

Underwriters, dealers, or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

We may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms acting as principal for their own accounts or as our agent. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

In connection with an underwritten offering of the securities, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Ordinarily, each issue of securities will be a new issue, and there will be no established trading market for any security other than our common stock, which is listed on the New York Stock Exchange under the symbol “AI”, prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the offered securities.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the related prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may offer subscription rights to our existing shareholders to purchase additional shares of our Class A common stock, preferred stock or other securities and any combination thereof. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of Class A common stock, preferred stock or other securities that may be purchased in connection with each right and the subscription price for the purchase of such securities. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any securities not subscribed for in the rights offering by existing shareholders. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. Additionally, prior to the expiration date of any such subscription rights, any standby underwriters in a subscription rights offering to our shareholders may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of subscription rights, at prices set from time to time by the standby underwriters. After the expiration date of any such subscription rights, the underwriters may offer securities of the type underlying the subscription rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the subscription rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commissions paid by us. If we do not enter into a standby underwriting arrangement in connection with a subscription rights offering to our shareholders, we may elect to retain a dealer-manager to manage the subscription rights offering for us. Any dealer-manager may offer securities of the type underlying the subscription rights acquired or to be acquired pursuant to the purchase and exercise of subscription rights and may thus realize profits or losses independent of any dealer-manager fee paid by us.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution for payments the underwriters or agents may be required to make.

The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

Although we expect that delivery of securities generally will be made against payment on or about the third business day following the date of any contract for sale, we may specify a longer settlement cycle in the applicable supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we have specified a longer settlement cycle in the applicable supplement for an offering of securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we will specify in the applicable supplement, will be required, by virtue of the fact that those securities will settle in more than T+3, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

CERTAIN LEGAL MATTERS

The validity of securities covered by this prospectus has been passed upon for us by Hunton & Williams LLP. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues related to the offering of securities pursuant to this prospectus.

EXPERTS

The financial statements and management’s assessment of effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated by reference in this Prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. You may read and copy any such material at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also find our SEC filings on the SEC’s website at http://www.sec.gov. In addition, you can inspect and copy reports, prospectus and other information concerning us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our common stock (symbol: “AI”) is listed.

Our Internet address is http://www.arlingtonasset.com. We make available free of charge, on or through the “SEC Filings” section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website, and available in print upon request to our Investor Relations Department, are the charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and our Statement of Business Principles, which governs our Directors, officers and employees. Information on our website is not part of this prospectus.

INCORPORATION BY REFERENCE OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later. We incorporate by reference the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement and prior to completion of the offering of the securities described in this prospectus.

We incorporate by reference the documents listed below:

•	Annual Report on Form 10-K for the year ended December 31, 2009 filed on February 24, 2010;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed on May 7, 2010;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 filed on August 6, 2010;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed on November 5, 2010;

•

Current Reports on Form 8-K filed on April 16, 2010; June 7, 2010, July 29, 2010 (solely with respect to Item 8.01 thereof as Items 2.02 and 9.01 were furnished and are not being incorporated herein), September 30, 2010 and January 3, 2011 (solely with respect to Items 5.02, 5.03 and Exhibit 3.1 of Item 9.01 thereof as Item 7.01 and Exhibit 99.1 of Item 9.01 were furnished and are not being incorporated herein);

•	The portions of the Definitive Proxy Statement on Schedule 14A filed on April 29, 2010 that are incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2009; and

•	The description of our common stock contained in the Registration Statement on Form S-4 filed with the SEC on December 6, 2002, as amended on January 15, 2003, February 7, 2003 and February 26, 2003.

We will provide a copy of all documents incorporated into this prospectus by reference, without charge, upon oral request to our Legal Department at the number listed below or in writing by first class mail to the address listed below. Requests for such documents incorporated by reference should be directed to Legal Department, Arlington Asset Investment Corp., 1001 Nineteenth Street North, Arlington, Virginia 22209, or you may ask for our Legal Department by calling (703) 373-0200.

ARLINGTON ASSET INVESTMENT CORP.

$500,000,000

CLASS A COMMON STOCK

PREFERRED STOCK

PREFERRED STOCK PURCHASE RIGHTS

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

PURCHASE CONTRACTS

UNITS

SUBSCRIPTION RIGHTS

PROSPECTUS

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following sets forth the expenses in connection with the issuance and distribution of the securities being registered other than underwriting discounts and commissions. All such expenses will be borne by Arlington Asset Investment Corp. All amounts set forth below are estimates, except for the SEC registration fee and FINRA filing fee.

Amount to be paid
SEC registration fee	$58,050
FINRA filing fee	50,500
Printing expenses(1)	3,000
Legal fees and expenses(1)	40,000
Accountants’ fees and expenses(1)	10,000
Miscellaneous (including trustee and transfer agent fees)(1)	5,000

Total	$166,550

(1)	Does not include expenses of preparing any accompanying prospectus supplements, listing fees, transfer agent fees and other expenses related to offerings of particular securities from time to time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Virginia Stock Corporation Act permits a Virginia corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Our articles of incorporation of the Registrant contain such a provision.

The articles of incorporation of the Registrant require the Registrant to indemnify (and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding involving) (a) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Registrant or brought by or on behalf of shareholders of the Registrant, by reason of the fact that he is or was a director or officer of the Registrant, or (b) any director or officer who is or was serving at the request of the Registrant as a director, trustee, partner, member or officer of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan, or other enterprise, against any liability incurred by him in connection with such proceeding if his conduct in question was in the best interests of the Registrant and he was acting on behalf of the Registrant or performing services for the Registrant unless he engaged in willful misconduct or a knowing violation of the criminal law. The Virginia Stock Corporation Act requires a corporation (unless its articles of incorporation provide otherwise, which the Registrant’s articles of incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

The Virginia Stock Corporation Act permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, when conducting themselves in good faith, unless it is established that (a) in their official capacities, they did not believe they acted in the best interests of the corporation, (b) in their non-official capacities, they acted against the best interests of the corporation or

(c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Virginia Stock Corporation Act, a Virginia corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that the director or officer was judged liable to the corporation or that the director or officer received improper benefit. In addition, the Virginia Stock Corporation Act permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met, unless the individuals making advances know that the information in (a) or (b) is false.

ITEM 16.	EXHIBITS

Exhibit No.	Description

1.1	Form of Underwriting Agreement. *

3.1	Amended and Restated Articles of incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Quarterly Report on Form 10-Q filed with the SEC on November 9, 2009).

3.2	By-laws, as amended (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the SEC on January 3, 2011).

4.1	Senior Indenture (open-ended).

4.2	Subordinated Indenture (open-ended).

4.3	Form of Senior Note.

4.4	Form of Subordinated Note.

4.5	Form of Certificate for Class A Common Stock (incorporated by reference to Exhibit 4.01 of the Annual Report on Form 10-K filed with the SEC on February 24, 2010).

4.6	Shareholder Rights Agreement, dated June 5, 2009 (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC on June 5, 2009).

4.8	Form of Certificate of Designation. *

4.9	Form of Preferred Stock Certificate. *

4.10	Form of Deposit Agreement. *

4.11	Form of Purchase Contract Agreement. *

4.12	Form of Unit Agreement. *

4.13	Form of Unit Certificate. *

4.14	Form of Warrant Agreement. *

4.15	Form of Warrant Certificate. *

4.16	Form of Subscription Rights Agreement (including Form of Subscription Rights Certificate). *

5.1	Opinion of Hunton & Williams LLP as to the validity of the securities being registered by Arlington Asset Investment Corp.

12.1	Statement regarding Computation of Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture. **

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture. **

*	To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.
**	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305 (b)(2) of the Trust Indenture Act of 1939, as amended.
***	Previously filed.

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that is part of this registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) each prospectus required to be filed by pursuant to Rule 424(b)(2), (b)(5) or (b)(7) under the Securities Act of 1933 as part of a registration statement in reliance on Rule 430(B) under the Securities Act of 1933 relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) under the Securities Act of 1933 for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430(B) under the Securities Act of 1933, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supercede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(c)	The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1993 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or an behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by final adjudication of such issue.

(f)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia, January 4, 2011.

ARLINGTON ASSET INVESTMENT CORP.

By:	/S/ ERIC F. BILLINGS
Name:	Eric F. Billings
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

KNOW BY ALL THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric F. Billings and Kurt R. Harrington and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, as amended, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission in connection with this registration statement on Form S-3 and any and all amendments thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

By:	/S/ ERIC F. BILLINGS	By:	/S/ KURT R. HARRINGTON
Name:	Eric F. Billings	Name:	Kurt R. Harrington
Title:	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: January 4, 2011		Date: January 4, 2011

By:	/S/ J. ROCK TONKEL, JR.	By:	/S/ DANIEL J. ALTOBELLO
Name:	J. Rock Tonkel, Jr.	Name:	Daniel J. Altobello
Title:	President, Chief Operating Officer and Director	Title:	Director

Date: January 4, 2011		Date: January 4, 2011

By:	/S/ PETER A. GALLAGHER	By:	/S/ RALPH S. MICHAEL, III
Name:	Peter A. Gallagher	Name:	Ralph S. Michael, III
Title:	Director	Title:	Director

Date: January 4, 2011		Date: January 4, 2011

By:	/S/ WALLACE L. TIMMENY	By:	/S/ DANIEL E. BERCE
Name:	Wallace L. Timmeny	Name:	Daniel E. Berce
Title:	Director	Title:	Director

Date: January 4, 2011		Date: January 4, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Form of Underwriting Agreement. *

3.1	Amended and Restated Articles of incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Quarterly Report on Form 10-Q filed with the SEC on November 9, 2009).

3.2	By-laws, as amended (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the SEC on January 3, 2011).

4.1	Senior Indenture (open-ended).

4.2	Subordinated Indenture (open-ended).

4.3	Form of Senior Note.

4.4	Form of Subordinated Note.

4.5	Form of Certificate for Class A Common Stock (incorporated by reference to Exhibit 4.01 of the Annual Report on Form 10-K filed with the SEC on February 24, 2010).

4.6	Shareholder Rights Agreement, dated June 5, 2009 (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC on June 5, 2009).

4.8	Form of Certificate of Designation. *

4.9	Form of Preferred Stock Certificate. *

4.10	Form of Deposit Agreement. *

4.11	Form of Purchase Contract Agreement. *

4.12	Form of Unit Agreement. *

4.13	Form of Unit Certificate. *

4.14	Form of Warrant Agreement. *

4.15	Form of Warrant Certificate. *

4.16	Form of Subscription Rights Agreement (including Form of Subscription Rights Certificate). *

5.1	Opinion of Hunton & Williams LLP as to the validity of the securities being registered by Arlington Asset Investment Corp.

12.1	Statement regarding Computation of Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture. **

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture. **

*	To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.
**	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305 (b)(2) of the Trust Indenture Act of 1939, as amended.
***	Previously filed.